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                                                                    Exhibit 23.3



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Occupational Health + Rehabilitation Inc of our report dated March 6, 2002 relating to the consolidated financial statements, which appears in the 2001 Annual Report to Shareholders, which is incorporated by reference in Occupational Health + Rehabilitation Inc's Annual Report on Form 10-K for the year ended December 31, 2001.

                                 /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
April 17, 2002